EXHIBIT 99.1

1991 STOCK OPTION PLAN (Amended and Restated as of March 6, 2000)

BIOCRYST PHARMACEUTICALS, INC.

1991 STOCK OPTION PLAN

AMENDED AND RESTATED EFFECTIVE MARCH 6, 2000

ARTICLE ONE

GENERAL PROVISIONS

I. PURPOSES OF THE PLAN

     A. This 1991 Stock Option Plan (the “Plan”) is intended to promote the interests of BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), by providing a method whereby (i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Company (or any parent or subsidiary corporations), (ii) non-employee members of the board of directors of the Company (or any parent or subsidiary corporations) and (iii) consultants and other independent contractors who provide valuable services to the Company (or any parent or subsidiary corporations) may be offered the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company (or any parent or subsidiary corporations).

     B. The Plan was originally adopted by the Company’s Board of Directors (the “Board”) on November 22, 1991 as the successor to the Company’s 1990 Stock Option Plan (the “1990 Plan”), and each option issued and outstanding under the 1990 Plan at the time of such adoption of this Plan has been incorporated into this Plan and treated as an outstanding option under this Plan. However, each such incorporated option shall continue to be governed solely by the terms and conditions of the agreement evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of the Company’s common stock thereunder.

     C. The Plan was amended and restated in February 1993 to effect the following changes: (i) divide the Plan into two separate incentive programs: the Discretionary Option Grant Program and the Automatic Option Grant Program, (ii) increase the number of shares of the Company’s common stock available for issuance under the Plan by 500,000 shares and (iii) expand the level of benefits available under the Plan. The Board amended the Plan on December 23, 1993 to increase the number of shares issuable under the Plan by 500,000 shares and subsequently amended and restated the Plan in its entirety on February 8, 1994. The Plan was subsequently amended and restated effective March 3, 1997, which amendment and restatement included an increase of 1,000,000 shares. The Plan (as so amended and restated) was further amended March 1, 1999 to increase the share reserve by 400,000 shares. The Board amended and restated the Plan in its entirety on March 6, 2000 (the “Effective Date”), subject to approval by the Company’s stockholders at the 2000 Annual Stockholders Meeting. The Plan as so amended and restated is set forth in this document.

D. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:
- Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent corporation of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

- Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

II. STRUCTURE OF THE PLAN

     A. Stock Programs. The Plan shall be divided into two separate components: the Discretionary Option Grant Program specified in Article Two and the Automatic Option Grant Program specified in Article Three. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, certain non-employee members of the Board will automatically receive a special one-time option grant as well as periodic option grants to purchase shares of Common Stock in accordance with the provisions of Article Three.

     B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Four of the Plan shall apply to both the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

III. ADMINISTRATION OF THE PLAN

     A. A committee of two (2) or more non-employee Board members appointed by the Board (the “Primary Committee”) shall have sole and exclusive authority to administer the Discretionary Option Grant Program with respect to Section 16 Insiders. For purposes of this Section, a Section 16 Insider shall mean an officer or director of the Company subject to the short-swing profit liabilities of Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”).

     B. Administration of the Discretionary Option Grant Program with respect to all other persons eligible to participate in that program may, at the Board’s discretion, be vested in the Primary Committee or another committee of two (2) or more non-employee Board members appointed by the Board (the “Secondary Committee”), or the Board may retain the power to administer that program with respect to all such persons.

     C. Members of the Primary Committee and any Secondary Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

     D. Each Plan Administrator (whether the Primary Committee, the Board or the Secondary Committee) shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under the Plan and any outstanding option as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties with an interest in any outstanding option under the Plan.

     E. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three, and the Committee shall exercise no discretionary functions under that program.

IV. ELIGIBILITY FOR OPTION GRANTS

     A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two of the Plan shall be limited to the following:

(i)	officers and other key employees of the Company (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Company (or its parent or subsidiary corporations);

(ii)	those consultants or independent contractors who provide valuable services to the Company (or its parent or subsidiary corporations); and

(iii)	non-employee members of the Board (or the board of directors of its parent or subsidiary corporations).

     B. Only non-employee Board members shall be eligible to receive automatic option grants pursuant to the provisions of Article Three.

     C. The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants under the Discretionary Option Grant Program, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option (“Incentive Option”) which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

V. STOCK SUBJECT TO THE PLAN

     A. Shares of the Company’s Common Stock shall be available for issuance under the Plan and shall be drawn from either the Company’s authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 4,600,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section V. Such authorized share reserve includes (i) the increase of 500,000 shares of Common Stock authorized by the Board on February 8, 1994; (ii) the increase of 500,000 shares of Common Stock authorized by the Board on March 16, 1995; (iii) the increase of 1,000,000 shares of Common Stock authorized by the Board on March 4, 1997; (iv) the increase of 400,000 shares of Common Stock authorized by the Board on March 1, 1999; and (v) the increase of 1,200,000 shares of Common Stock authorized by the Board on March 6, 2000 subject to stockholder approval at the 2000 Annual Stockholders Meeting.

     B. In no event shall the number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options exceed 1,500,000 shares over the term of the Plan. For purposes of such limitation, however, no stock options granted prior to the date the Common Stock was first registered under Section 12 of the 1934 Act (the “Section 12(g) Registration Date”) shall be taken into account.

     C. Should an outstanding option under this Plan expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised shall be available for subsequent option grant under the Plan. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. However, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

     D. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options under the Plan from and after the Section 12(g) Registration Date, (iii) the number and/or class of securities and price per share in effect under each outstanding option under the Plan, and (iv) the number and/or class of securities for which automatic option grants are subsequently to be made per non-employee Board member under the Automatic Option Grant Program. The purpose of such adjustments to the outstanding options shall be to preclude the enlargement or dilution of rights and benefits under such options.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I. TERMS AND CONDITIONS OF OPTIONS

     Options granted pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator’s discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees may only be granted non-statutory options under this Article Two. Each option granted shall be evidenced by one or more instruments in the form approved by the Plan Administrator. Each such instrument shall, however, comply with the terms and conditions specified below, and each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

     A. Option Price.

     1. The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price per share be less than one hundred percent (100%) of the fair market value per share of Common Stock on the date of the option grant.

     2. The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section V of this Article Two and the instrument evidencing the grant, be payable as follows:

-	full payment in cash or check drawn to the Company’s order;

-	full payment in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below);

-	full payment through a combination of shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or cash equivalent; or

-	full payment through a broker-dealer sale and remittance procedure pursuant to which the optionee (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (II) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

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     For purposes of this subparagraph 2, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

     3. The fair market value per share of Common Stock on any relevant date under the Plan shall be determined in accordance with the following provisions:

-	If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through the Nasdaq National Market or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

-	If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the fair market value shall be the closing selling price per share of Common Stock on the date in question on the securities exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on the exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

-	If the Common Stock is at the time neither listed nor admitted to trading on any securities exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

     B. Term and Exercise of Options.

     Each option granted under this Article Two shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing the option grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date. During the lifetime of the optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee except for a transfer of the option by will or by the laws of descent and distribution following the optionee’s death. However, the Plan Administrator shall have the discretion to provide that a non-statutory option may, in connection with the optionee’s estate plan, be assigned in whole or in part during the optionee’s lifetime either as (i) as a gift to one or more members of optionee’s immediate family, to a trust in which optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or an entity in which more than fifty percent (50%) of the voting interests are owned by optionee and/or one or more such family members, or (ii) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

     C. Termination of Service.

     1. Except to the extent otherwise provided pursuant to Section VI of this Article Two, the following provisions shall govern the exercise period applicable to any options held by the optionee at the time of cessation of Service or death.

-	Should the optionee cease to remain in Service for any reason other than death or permanent disability, then the period for which each outstanding option held by such optionee is to remain exercisable shall be limited to the three (3)-month period following the date of such cessation of Service. However, should optionee die during the three (3)-month period following his or her cessation of service, the personal representative of the optionee’s estate or the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution shall have a twelve (12)-month period following the date of the optionee’s death during which to exercise such option.

-	In the event such Service terminates by reason of permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code), then the period for which each outstanding option held by the optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

-	Should the optionee, after completing five (5) full years of service, die while in Service, then the exercisability of each of his or her outstanding options shall automatically accelerate so that each such option shall become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. The personal representative of the optionee’s estate or the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution shall have a twelve (12)-month period following the date of the optionee’s death during which to exercise such option.

•	- In the event such service terminates by reason of death prior to the optionee obtaining five (5) full years of service, then the period for which each outstanding vested option held by the optionee at the time of death shall be exercisable by the optionee’s estate or the person or persons to whom the option is transferred pursuant to the optionee’s will shall be limited to the twelve (12)-month period following the date of the optionee’s death.

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-	Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

-	Each such option shall, during such limited exercise period, be exercisable for any or all of the shares for which the option is exercisable on the date of the optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable. However, each outstanding option shall immediately terminate and cease to remain outstanding, at the time of the optionee’s cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the optionee is not otherwise vested.

-	Should (i) the optionee’s Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event all outstanding options held by the optionee under this Article Two shall terminate immediately and cease to be exercisable.

     2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph 1 above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee’s cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

     3. For purposes of the foregoing provisions of this Section I.C (and for all other purposes under the Plan):

-	The optionee shall be deemed to remain in the Service of the Company for so long as such individual renders services on a periodic basis to the Company (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, unless the agreement evidencing the applicable option grant specifically states otherwise.

-	The optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

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     D. Stockholder Rights.

     An optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

     E. Repurchase Rights.

     The shares of Common Stock acquired upon the exercise of options granted under this Article Two may be subject to repurchase by the Company in accordance with the following provisions:

(a) The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the optionee cease Service while holding such unvested shares, the Company shall have the right to repurchase any or all those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

(b) All of the Company’s outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section III of this Article Two, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

(c) The Plan Administrator shall have the discretionary authority, exercisable either before or after the optionee’s cessation of Service, to cancel the Corporation’s outstanding repurchase rights with respect to one or more shares purchased or purchasable by the optionee under this Discretionary Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

II. INCENTIVE OPTIONS

     The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Company. Options which are specifically designated as “non-statutory” options when issued under the Plan shall not be subject to such terms and conditions.

      A. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in such calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

     B. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

     Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Four of the Plan shall apply to all Incentive Options granted hereunder.

III. CORPORATE TRANSACTIONS/CHANGES IN CONTROL

     A. In the event of any of the following stockholder-approved transactions (a “Corporate Transaction”):

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company’s incorporation,

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or

(iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger,

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     then the exercisability of each option outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of grant.

     B. Immediately after the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

     C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

     D. The grant of options under this Article Two shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     E. The exercisability of each outstanding option under this Article Two shall automatically accelerate, and the Company’s outstanding repurchase rights under this Article Two shall immediately terminate upon the occurrence of a Change in Control.

     F. For purposes of this Section III, a Change in Control shall be deemed to occur in the event:

(i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or

(ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

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     G. All options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

     H. The portion of any Incentive Option accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as an incentive stock option under the Federal tax laws only to the extent the dollar limitation of Section II of this Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-statutory option under the Federal tax laws.

IV. STOCK APPRECIATION RIGHTS

     A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section IV, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

     B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this Section IV may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

     C. If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

     D. One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator’s sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over effected at any time after the Company’s outstanding Common Stock is registered under Section 12(g) of the 1934 Act, the officer shall have a thirty (30)-day period in which he or she may surrender any outstanding options with such a limited stock appreciation right, to the extent such option is at the time exercisable for fully vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to each surrendered option (or surrendered portion of such option) over (ii) the aggregate exercise price payable for those vested shares. The cash distribution shall be made within five (5) days following the date the option is surrendered to the Company, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with the option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

E. For purposes of Section IV.D, the following definitions shall be in effect:
- A Hostile Take-Over shall be deemed to occur in the event any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept.

- The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share on the option surrender date, as determined pursuant to the valuation provisions of Section I.A.3 of this Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

     F. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section IV shall not be available for subsequent option grant under the Plan.

V. LOANS OR GUARANTEE OF LOANS

     The Plan Administrator may assist any optionee (including any officer) in the exercise of one or more outstanding options under this Article Two by (a) authorizing the extension of a loan to such optionee from the Company, (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Company of a third-party loan to the optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be established by the Plan Administrator in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral (other than to optionees who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price (less par value) of the purchased shares plus (ii) any Federal, State and local income and employment tax liability incurred by the optionee in connection with the exercise of the option.

VI. EXTENSION OF EXERCISE PERIOD

     The Plan Administrator shall have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to extend the period of time for which any option granted under this Article Two is to remain exercisable following the optionee’s cessation of Service or death from the limited period in effect under Section I.C.1 of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

ARTICLE THREE

AUTOMATIC OPTION GRANT PROGRAM

I. ELIGIBILITY

     Eligible Optionees. The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three program shall be (i) those individuals who first become non-employee Board members, whether through appointment by the Board or election by the Company’s stockholders, after the Effective Date, provided they have not otherwise been in the prior employ of the Company (or any parent or subsidiary corporation) and (ii) those individuals serving as non-employee Board members on the Effective Date, including individuals who first became non-employee Board members prior to the Effective Date or who have otherwise not been in the employ of the Company.

II. TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

     A. Grant Dates. Option grants shall be made under this Article Three on the dates specified below

     1.  Initial Grant. Each individual who first becomes a non-employee Board member on or after the Effective Date, whether through election by the Company’s stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 40,000 shares of Common Stock upon the terms and conditions of this Article Three.

     2.  Special Grants.

- Each non-employee Board member whose fourth anniversary of the last option grant under the Automatic Option Grant Program (as in effect prior to the Effective Date) will occur in 1999 shall automatically be granted, on the date of the 1997 Annual Stockholders Meeting, a non-statutory stock option to purchase 7,500 shares of Common Stock upon the terms and conditions of this Article Three.

- Each non-employee Board member whose fourth anniversary of the last option grant under the Automatic Option Grant Program (as in effect prior to the Effective Date) will occur in 1998 shall automatically be granted, on the date of the 1997 Annual Stockholders Meeting, a non-statutory stock option to purchase 3,750 shares of Common Stock upon the terms and conditions of this Article Three.

- Each non-employee Board member whose fourth anniversary of the last option grant under the Automatic Option Grant Program (as in effect prior to the Effective Date) will occur in 1997 shall automatically be granted, on the date of the 1997 Annual Stockholders Meeting, a non-statutory stock option to purchase 40,000 shares of Common Stock upon the terms and conditions of this Article Three.

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     3. Periodic Grants. Each individual who is to continue to serve as a non-employee Board member shall automatically be granted additional non-statutory stock options under this Article Three, each for 40,000 shares of Common Stock, at successive four (4)-year intervals over such period of continued service. The first such additional grant shall be made at the Annual Stockholders Meeting held in the calendar year in which occurs the fourth anniversary of the grant date of the first 40,000-share option grant under Section II.A.1 or Section II.A.2 of this Article Three or the fourth anniversary of the grant date of the last 25,000-share option grant prior to the Effective Date, and additional option grants for 40,000 shares shall be made to such individual at every fourth Annual Stockholders Meeting thereafter provided such individual is to continue to serve as a non-employee Board member after such meeting.

     B. Exercise Price. The exercise price per share of each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date.

     C. Payment. The exercise price shall be payable in one of the alternative forms specified below:

(i) full payment in cash or check made payable to the Company’s order; or

(ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

(iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at fair market value on the Exercise Date and cash or check payable to the Company’s order; or

(iv) full payment through a sale and remittance procedure pursuant to which the non-employee Board member (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and shall (II) concurrently provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

     For purposes of this subparagraph C, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company, and the fair market value per share of Common Stock on any relevant date after the Underwriting Execution Date shall be determined in accordance with the provisions of Section I.A.(3) of Article Two. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

     D. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

     E. Exercisability.

     1. Each 7,500 share automatic grant made on the date of the 1997 Annual Stockholders Meeting shall become exercisable for 1/24th of the option shares upon the optionee’s completion of each month of Board service over the twenty-four (24)-month period measured from the automatic grant date. The option shall not become exercisable for any additional option shares following the optionee’s cessation of Board service for any reason.

     2. Each 3,750 share automatic grant made on the date of the 1997 Annual Stockholders Meeting shall become exercisable for 1/12th of the option shares upon the optionee’s completion of each month of Board service over the twelve (12)-month period measured from the automatic grant date. The option shall not become exercisable for any additional option shares following the optionee’s cessation of Board service for any reason.

     3. Each 40,000-share automatic grant (and each 25,000-share automatic grant not fully-vested on the Effective Date) shall become exercisable for (i) twenty-five percent (25%) of the option shares upon the optionee’s completion of one year of Board service measured from the automatic grant date and for (ii) an additional 1/48th of the option shares upon the optionee’s completion of each additional month of Board service over the thirty-six (36)-month period immediately thereafter. The option shall not become exercisable for any additional option shares following the optionee’s cessation of Board service for any reason.

     F. Non-Transferability. During the lifetime of the optionee, each automatic option, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee except for a transfer of the option by will or by the laws of descent and distribution following the optionee’s death. However, the Plan Administrator shall have the discretion to provide that an automatic option may, in connection with the optionee’s estate plan, be assigned in whole or in part during the during optionee’s lifetime either as (i) as a gift to one or more members of optionee’s immediate family, to a trust in which optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or an entity in which more than fifty percent (50%) of the voting interests are owned by optionee and/or one or more such family members, or (ii) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

     G. Cessation of Board Service.

     1. Should the optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic option grants under this Article Three, then such optionee shall have a six (6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

     2. Should the optionee die after the optionee has completed at least five (5) years of service on the Board while serving as a member of the Board, then each outstanding automatic option grant held by the optionee at the time of death shall automatically accelerate so that each such option shall become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares by the personal representative of the optionee’s estate or by the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve (12) months after the date of the optionee’s death.

     3. Should the optionee die while serving as a member of the Board after having obtained less than five (5) years of service on the Board or within six (6) months after cessation of Board service, then each outstanding automatic option grant held by the optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee’s cessation of Board service (less any option shares subsequently purchased by the optionee prior to death), by the personal representative of the optionee’s estate or by the person or persons to whom the option is transferred pursuant to the optionee’s will or in accordance with the law’s of descent and distribution. Any such exercise must occur within twelve (12) months after the date of the optionees’s death. However, each such automatic option grant shall immediately terminate and cease to be outstanding, at the time of the optionee’s cessation of Board service, with respect to any option shares for which it was not otherwise exercisable at that time.

     4. In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable post-service exercise under subparagraph 1 or 2 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares for which the option was exercisable at the time of the optionee’s cessation of Board service.

     H. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

     I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Non-statutory Stock Option Agreement attached as Exhibit A to the Plan.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. In the event of any of the following stockholder-approved transactions to which the Company is a party (a “Corporate Transaction”):

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company’s incorporation,

(ii) the sale, transfer or disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or

(iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, the exercisability of each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Immediately after the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

     B. In connection with any Change in Control of the Company, the exercisability of each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. For purposes of this Article Three, a Change in Control shall be deemed to occur in the event:

(i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or

(ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

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      C. Upon the occurrence of a Hostile Take-Over, the optionee shall have a thirty (30)-day period in which to surrender to the Company each option held by him or her under this Article Three. The optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Company, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall not be available for subsequent issuance under the Plan.

     D.  For purposes of this Section III, the following definitions shall be in effect:

-A Hostile Take-Over shall be deemed to occur in the event any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept.

- The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share of Common Stock on the option surrender date, as determined pursuant to the valuation provisions of Section I.A.3 of Article Two, or (b) the highest reported price per share paid in effecting such Hostile Take-Over.

     E. The shares of Common Stock subject to each option cancelled in connection with the Hostile Take-Over shall not be available for subsequent option grant under this Plan.

     F. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE FOUR

MISCELLANEOUS

I. AMENDMENT OF THE PLAN

     The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

II. TAX WITHHOLDING

     A. The Company’s obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

     B. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate provide any or all holders of outstanding option grants under the Plan (other than the automatic option grants under Article Three) with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, a portion of such shares with an aggregate fair market value equal to the designated percentage (any multiple of 5% specified by the optionee) of the Federal, State and local income and employment taxes (the “Taxes”) incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more optionees may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such Taxes. Any withheld or delivered shares shall be valued at their fair market value on the applicable determination date for such Taxes.

III. EFFECTIVE DATE AND TERM OF PLAN

     A. The Plan, as restated and amended in this document, became effective on the Effective Date set forth in Section I.C of Article One. Each option issued and outstanding under the Plan immediately prior to such Effective Date shall continue to be governed solely by the terms and conditions of the agreement evidencing such grant, and nothing in this restatement of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder. The Plan Administrator shall, however, have full power and authority, under such circumstances as the Plan Administrator may deem appropriate, to extend one or more features of this restatement to any options outstanding on the Effective Date.

     B. The sale and remittance procedure authorized for the exercise of outstanding options under the Plan shall be available for all options granted under this Plan on or after November 22, 1991 (the date of initial adoption of the Plan) and for all non-statutory options outstanding under the 1990 Stock Option Plan and incorporated into this Plan. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after November 22, 1991, whether such Incentive Options were granted under this Plan or the 1990 Stock Option Plan.

     C. Unless sooner terminated in accordance with Section III of Article Two, the Plan shall terminate upon the earlier of (i) March 6, 2010 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted hereunder. If the date of termination is determined under clause (i) above, then any options outstanding on such date shall continue to have force and effect in accordance with the provisions of the agreements evidencing those options.

     D. Options may be granted under the Plan to purchase shares of Common Stock in excess of the number of shares at the time available for issuance, provided each granted option is not to become exercisable, in whole or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares issuable under the Plan.

IV. USE OF PROCEEDS

     Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

V. REGULATORY APPROVALS

     The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

VI. NO EMPLOYMENT/SERVICE RIGHTS

     Neither the action of the Company in establishing or restating the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent or subsidiary corporation) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual’s employment or service at any time and for any reason, with or without cause.

VII. MISCELLANEOUS PROVISIONS

     A. Except to the extent otherwise expressly provided in the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any optionee.

     B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of Alabama without resort to that state’s conflict-of-laws provisions, as such laws are applied to contracts entered into and performed in such State.

EXHIBIT A

BIOCRYST PHARMACEUTICALS, INC.

NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT
(Amended and Restated as of March 6, 2000)

RECITALS

     A. The Company has approved an automatic option grant program under the 1991 Stock Option Plan (the “Plan”) pursuant to which the non-employee members of the Company’s Board of Directors (the “Board”) will automatically receive periodic option grants designed to reward them for services they have rendered to the Company and to encourage them to continue in the service of the Company.

     B. Optionee is a non-employee member of the Board, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant on this day of a stock option to purchase shares of the Company’s Common Stock under the Plan.

     C. The granted option is intended to be a non-statutory option which does not meet the requirements of Section 422 of the Internal Revenue Code and is designed to provide Optionee with a meaningful incentive to continue to serve as a member of the Board.

     NOW, THEREFORE, it is hereby agreed as follows:

     1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement and in the notice of option grant accompanying this Agreement (“Grant Notice”), there is hereby automatically granted to Optionee, as of the date of grant specified in the Grant Notice (the “Grant Date”), a stock option to purchase Forty Thousand (40,000) shares of the Company’s Common Stock (the “Optioned Shares”) at the price per share (the “Option Price”) specified in the Grant Notice, which is one hundred percent (100%) of the fair market value of the Company’s Common Stock on the Grant Date.

     2. Option Term. The automatic option grant shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date specified in the Grant Notice, unless sooner terminated in accordance with Paragraphs 5, 7 or 8.

     3. Limited Transferability. During the lifetime of the optionee, each automatic option, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee except for a transfer of the option by will or by the laws of descent and distribution following the optionee’s death. However, the Plan Administrator shall have the discretion to provide that an automatic option may, in connection with the optionee’s estate plan, be assigned in whole or in part during the during optionee’s lifetime either as (I) as a gift to one or more members of optionee’s immediate family, to a trust in which optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or an entity in which more than fifty percent (50%) of the voting interests are owned by optionee and/or one or more such family members, or (ii) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

4. Dates of Exercise. The option shall become exercisable in installments as follows:

(i) The option shall become exercisable for twenty-five percent (25%) of the Optioned Shares upon Optionee’s completion of one (1) year of continuous Board service measured from the Grant Date.

(ii) The option shall become exercisable for the balance of the Optioned Shares in a series of thirty-six (36) successive equal monthly installments upon Optionee’s completion of each additional month of continuous Board service measured from the first anniversary of the Grant Date.

     As the option becomes exercisable for one or more installments, the installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the expiration or sooner termination of the option term. In no event shall this option become exercisable for any additional Optioned Shares following Optionee’s cessation of Board service.

     5. Cessation of Board Service. Should Optionee’s service as a Board member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

(i) Should Optionee cease to serve as a Board member for any reason other than death while holding this option, then the period for exercising this option shall be reduced to a six (6)-month period commencing with the date of such cessation of Board service, but in no event shall this option be exercisable at any time after the Expiration Date. During such limited period of exercisability, this option may not be exercised for more than the number of Optioned Shares (if any) for which it is exercisable on the date Optionee ceased service as a Board Member. Upon the expiration of such six (6)-month period, the option shall terminate and cease to be exercisable.

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(ii) Should Optionee die while serving as a Board member or during the six (6)-month period following his or her cessation of Board service, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution shall have the right to exercise this option for any or all of the Optioned Shares as to which the option is exercisable at the time of Optionee’s cessation of Board service (less any Optioned Shares purchased by Optionee after his or her cessation of Board service but prior to death). Such right of exercise shall terminate, and this option shall accordingly cease to be outstanding, upon the earlier of (A) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (B) the specified Expiration Date of the option term.

(iii) This option shall immediately terminate and cease to be outstanding, upon Optionee’s cessation of Board service for any reason, with respect to any and all Optioned Shares for which this option is not otherwise at that time exercisable in accordance with the normal exercise provisions of Paragraph 4 or the special acceleration provisions of Paragraph 7 or 8.

      6. Adjustment in Optioned Shares. In the event any change is made to the Company’s outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting such Common Stock as a class without the Company’s receipt of consideration, then the number and class of securities purchasable under this option and the Option Price payable per share shall be appropriately adjusted to prevent the dilution or enlargement of Optionee’s rights hereunder; provided, however, the aggregate Option Price shall remain the same. In addition, appropriate adjustments shall be made to the number of Optioned Shares for which this option is to become subsequently exercisable in accordance with the installment exercise schedule of Paragraph 4.

     7. Corporate Transaction. In the event of any of the following stockholder-approved transactions (a “Corporate Transaction”):

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company’s incorporation,

(ii) the sale, transfer or disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or

(iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the Optioned Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Immediately after the consummation of the Corporate Transaction, this option shall terminate and cease to be outstanding.

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     8. Change in Control/Hostile Takeover.

     (a)  In the event there should occur a Change in Control as defined below, then this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate and become exercisable for all of the Optioned Shares at the time subject to this option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Such option as so accelerated shall remain fully exercisable until the earliest to occur of (i) the specified Expiration Date of the option term, (ii) the sooner termination of the option in accordance with Paragraph 5 or 7 or (iii) the cancellation of this option under Paragraph 8(b).

     (b)  Provided this option has been outstanding for at least six (6) months prior to the occurrence of a Hostile Take-Over (as defined below), Optionee shall have an unconditional right (exercisable during the thirty (30)-day period immediately following the consummation of such Hostile Take-Over) to surrender this option to the Company in exchange for a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price (as defined below) of the Optioned Shares at the time subject to the surrendered option (whether or not the option is otherwise exercisable at the time for such shares) over (ii) the aggregate Option Price payable for such shares.

     (c)  To exercise this limited stock appreciation right, Optionee must, during the applicable thirty (30)-day exercise period, provide the Company with written notice of the option surrender in which there is specified the number of Optioned Shares as to which the Option is being surrendered. Such notice must be accompanied by the return of Optionee’s copy of this Agreement, together with any written amendments to such Agreement. The cash distribution shall be paid to Optionee within five (5) days following such delivery date, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Upon receipt of such cash distribution, this option shall be cancelled with respect to the shares subject to the surrendered option (or the surrendered portion), and Optionee shall cease to have any further right to acquire those Optioned Shares under this Agreement. In the event this option is surrendered for only a portion of the Optioned Shares at the time subject thereto, the Company shall issue a new stock option agreement (substantially in the form of this Agreement) for the balance of the Optioned Shares for which this option is not surrendered.

     This limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by Optionee.

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     (c) Definitions:

     A Change in Control shall be deemed to occur in the event:

     (i)  any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders; or

     (ii)  there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

     A Hostile Take-Over shall be deemed to occur in the event (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than the Company’s officers and directors subject to the short-swing profit restrictions of Section 16(b) of the 1934 Act.

     The Take-Over Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share of Common Stock on the option surrender date, as determined in accordance with the valuation provisions of Paragraph 9(b), or (b) the highest reported price per share paid in effecting such Hostile Take-Over.

     9. Manner of Exercising Option.

     (a) In order to exercise this option for all or any part of the Optioned Shares, Optionee (or in the case of exercise after Optionee’s death, Optionee’s executor, administrator, heir or legatee, as the case may be) must take the following actions:

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     (i) Provide the Secretary of the Company (or his/her designee) with written notice of the option exercise (the “Exercise Notice”), in substantially the form of Exhibit I attached hereto, in which there is specified the number of Optioned Shares for which the option is being exercised.

     (ii) Pay the aggregate Option Price for the purchased shares in one of the following alternative forms:

1. full payment in cash or check payable to the Company’s order; or

2. full payment in shares of Common Stock held by Optionee for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at Fair Market Value on the Exercise Date; or

3. full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s earnings and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Company’s order; or

4. full payment effected through a broker-dealer sale and remittance procedure pursuant to which Optionee shall provide irrevocable written instructions (A) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount equal to the aggregate Option Price payable for the purchased shares and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     (iii)  Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

     (b) For purposes of subparagraph (a) above and for all other valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

     (i)  If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded in the over-the-counter market, the Fair Market Value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through the Nasdaq system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of Fair Market Value.

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     (ii)  If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the securities exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

     (c)  The Exercise Date shall be the date on which the Exercise Notice is delivered to the Stock Administrator. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the Option Price for the purchased shares must accompany such notice.

     (d)  As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or other person or persons exercising this option) a certificate or certificates representing the purchased Optioned Shares.

     (e)  In no event may this option be exercised for any fractional share.

     10. Stockholder Rights. The holder of this option shall not have any of the rights of a stockholder with respect to the Optioned Shares until such individual shall have exercised this option and paid the Option Price for the purchased shares.

     11. No Impairment of Rights. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. Nor shall this Agreement in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Company or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

     12. Compliance with Laws and Regulations.

     (a)  The exercise of this option and the issuance of the Optioned Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company’s Common Stock may be listed at the time of such exercise and issuance.

     (b)  In connection with the exercise of this option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and State securities laws.

     13.  Successors and Assigns. Except to the extent otherwise provided in Paragraph 3 or 7, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

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     14.  Discharge of Liability. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. However, the Company shall use its best efforts to obtain all such applicable approvals.

     15.  Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

     16.  Construction/Governing Law. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, including the automatic option grant provisions of Article Three of the Plan. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Alabama without resort to that State’s conflict-of-laws rules.

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EXHIBIT I
NOTICE OF EXERCISE OF
NONSTATUTORY STOCK OPTION

     I hereby notify BioCryst Pharmaceuticals, Inc. (the “Company”) that I elect to purchase ___________ shares of Common Stock of the Company (the “Purchased Shares”) pursuant to that certain option (the “Option”) granted to me on ___________, ____ to purchase up to __________ shares of the Company’s Common Stock at an option price of $ ____ per share (the “Exercise Price”).

     Concurrently with the delivery of this Exercise Notice to the Secretary of the Company, I shall hereby pay to the Company the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Company evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.

_____________________,______
Date

____________________________ Optionee

____________________________

Address:_____________________

____________________________

Print name in exact manner it is to appear on the stock certificate:	____________________________

Address to which certificate is to be sent, if different from address above:	____________________________ ____________________________

Social Security Number:	____________________________

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